UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                             January 22, 2007

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On or about November 14, 2006, Analogic Corporation (“Analogic” or the “Company”) received a letter from Francis Capital Management, LLC (“FCM”), which was sent on behalf of an Analogic stockholder, and which requested that Analogic include in the proxy materials for Analogic’s 2007 annual meeting of stockholders a resolution that Analogic’s stockholders request the Board of Directors to take the necessary steps to provide that all directors have a one-year term of office, including approval of amendments to the Company’s Restated Articles of Organization and bylaws to eliminate the “staggered” Board of Directors terms and submission of such amendments for stockholder approval to the extent required (the “FCM Stockholder Proposal”). On or about December 8, 2006, Analogic received a letter from FCM which withdrew the FCM Stockholder Proposal and which is filed with this report as Exhibit 1 and incorporated herein by reference. On December 8, 2006, Analogic sent a letter to FCM which is filed with this report as Exhibit 2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

January 22, 2007	By:	/s/ Alex A. Van Adzin
Name: Alex A. Van Adzin Title: Vice President, General Counsel, and Corporation Secretary

EXHIBIT INDEX

Exhibit No.	Description

1	Letter from Francis Capital Management, LLC to Analogic Corporation dated December 7, 2006

2	Letter from Analogic Corporation to Francis Capital Management, LLC dated December 8, 2006